EXHIBIT 99.1


CONTACT:
C. William Landefeld
President & Chief Executive Officer
Citizens First Financial Corp.
(309) 661-8700


                              FOR IMMEDIATE RELEASE


                    Citizens First Financial Corp. Announces
                            Stock Repurchase Program

            Bloomington, Illinois, September 30, 1999 -- Citizens First Financial Corp. (AMEX - CBK) (the "Company"), the parent company of Citizens Savings Bank, today announced authorization by its Board of Directors to repurchase 5% or 101,893 shares of its outstanding common stock.

            Prior to this new program, common stock repurchased by the Company since January 1997 in total now equals 793,379 shares at an average price of $15.89 per share.

            Citizens Savings Bank is headquartered in Bloomington, Illinois and operates through six full service branches throughout Central Illinois.


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